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                                                                    Exhibit 99.1


                                             news release
                                             ===================================

                   [LETTERHEAD OF VELOCITYHSI APPEARS HERE]

FOR IMMEDIATE RELEASE

Contact:  Steve Carlson, CEO
          VelocityHSI, INC.
          925.952.5660 v


           VELOCITYHSI ANNOUNCES COMPLETION OF $2.5 MILLION FINANCING


WALNUT CREEK, CALIFORNIA, April 25, 2001-- VelocityHSI, Inc. (OTCBB: VHSI), a provider of high-speed Internet services to the apartment industry today announced the completion of a private placement of Series A Convertible Preferred Stock to Banc of America Mortgage Capital Corporation ("BAMCC") resulting in gross proceeds to the company of $2.5 million.

Pursuant to the financing, the company issued 2,083,333 shares of Series A Convertible Preferred Stock, par value $.01 per share, at a price of $1.20 per share. The Series A Preferred Stock ranks prior to the company's common stock with respect to dividends and upon liquidation, dissolution, winding up or a change of control of the company. The preferred stock was issued in a private placement without registration and may not be offered or sold absent registration or an applicable exemption to such requirements. The company has granted BAMCC certain registration rights in connection with the Series A Preferred Stock. The private placement resolves all issues between BAMCC and the company with respect to earlier financing arrangements between them that were not consummated.

The company has previously stated that in light of its current cash flow and funding commitments and its current lack of other funding sources, the company anticipates that cash currently available will permit continued operations only through the second quarter of 2001, although there can be no assurance in this regard. In order to continue operations beyond that period, the company will require an additional, substantial capital infusion. Although the $2.5 million in proceeds from the completed financing will assist the company to continue operating while seeking strategic alternatives, the company does not expect that these proceeds alone will enable the company to continue operations beyond the second quarter of 2001.

The company is actively exploring strategic alternatives, which might include a merger, asset sale, or another comparable transaction or a financial restructuring. However, in the event the company is unsuccessful in completing one of these strategic alternatives, the company will likely be unable to continue operations beyond the second quarter of 2001. In that case, the company's securities are expected to have no value. Potential investors in the company's securities should consider the risk that, even if the company is successful in completing a strategic transaction as described above, the company's securities may nonetheless have no value.
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In addition, if the company is able to complete a financing through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of the rights of our existing securities and the company's stockholders will likely experience significant dilution.

___________________________Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain forward-looking statements that involve a number of risks and uncertainties. Actual events or results may differ materially as a result of the risks and uncertainties facing the company. Such risks and uncertainties include, but are not limited to, the company's expectation of operating losses and negative cash flow for the foreseeable future, the company's need to raise significant additional capital or the amount of additional capital required, the company's ability to consummate a strategic transaction on terms acceptable to it or at all and the potential impact of company's staff reductions on its future results of operations. Other risk factors include the company's limited operating history, the unpredictability of operating results, the company's highly competitive industry, rapid technological change within the company's industry and the company's ability to retain it members of management, as well as the risks set forth in the company's annual report on Form 10-K for the fiscal year ended December 31, 2000, as well as the discussions under "Additional Factors That May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein, and in other cautionary statements included in the company's filings with the Securities and Exchange Commission.